Exhibit 99.1

JoS. A. Bank Clothiers Reports 16% Increase in Second Quarter Earnings
          Per Share; Management to Hold Conference Call Today


    HAMPSTEAD, Md.--(BUSINESS WIRE)--Sept. 12, 2007--JoS. A. Bank Clothiers, Inc. (Nasdaq Global Select Market: JOSB) announces that earnings for the second quarter of fiscal 2007 increased 16% to $0.44 per share, as compared to $0.38 per share for the second quarter of fiscal 2006. Net income in the second quarter of fiscal 2007 was $8.2 million, as compared to $7.0 million in the second quarter of fiscal 2006. The second quarter of fiscal 2007 ended August 4, 2007; the second quarter of fiscal 2006 ended July 29, 2006.

    Comparing the six fiscal months ended August 4, 2007 with the six fiscal months ended July 29, 2006, earnings increased 29% to $0.90 per share, as compared to $0.70 per share and net income increased to $16.6 million, as compared to $12.8 million.

    A conference call to discuss fiscal 2007 second quarter earnings will be held today at 11:00 a.m. Eastern Time (ET). To join in the call please dial (USA) 877-260-8899 or (International) 612-332-0819 at least five minutes before 11:00 a.m. ET. A replay of the conference call will be available after 2:30 p.m. ET on September 12, 2007 until September 19, 2007 at 11:59 p.m. ET by dialing (USA) 800-475-6701 or (International) 320-365-3844. The access code for the replay will be 885715. In addition, a webcast replay of the conference call will be posted on the investor relations section of our website: www.josbank.com (select "Company Information" and "Investor Relations").

    Beginning in fiscal 2008, the Company will provide actual sales results to the investing public each quarter in connection with the release of its quarterly earnings. In addition, the Company may (but undertakes no obligation to do so) provide updates on the business during the quarter, typically in connection with its quarterly conference calls which are open to the public, as well as in periodic press releases and other communications. In connection with this updated policy, David E. Ullman, Executive Vice-President and Chief Financial Officer stated, "We manage our business, including the merchandise trends and store results, with a long-term perspective, and our merchandise assortments are typically set in two seasons each year. As such, short-term fluctuations in sales do not necessarily reflect the overall performance of the business and we have decided to communicate our sales in a manner that is more aligned to our business cycles. We have also made this change after much internal discussion and after considering industry trends and comments from the investing public, including our shareholders."

    All earnings per share amounts in this news release represent diluted earnings per share.

    JoS. A. Bank Clothiers, Inc., established in 1905, is one of the nation's leading retailers of men's classically-styled tailored and casual clothing, sportswear, footwear and accessories. The Company sells its full product line through 394 stores in 42 states and the District of Columbia, a nationwide catalog and an e-commerce website that can be accessed at www.josbank.com. The Company is headquartered in Hampstead, Md., and its common stock is listed on the Nasdaq Global Select Market under the symbol "JOSB."

    The Company's statements concerning future operations contained herein are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those forecast due to a variety of factors outside of the Company's control that can affect the Company's operating results, liquidity and financial condition. Such factors include risks associated with economic, weather, public health and other factors affecting consumer spending, higher energy and security costs, the successful implementation of the Company's growth strategy including the ability of the Company to finance its expansion plans, the mix and pricing of goods sold, the effectiveness and profitability of new concepts, the market price of key raw materials such as wool and cotton, seasonality, merchandise trends and changing consumer preferences, the effectiveness of the Company's marketing programs, the availability of lease sites for new stores, the ability to source product from its global supplier base, litigations and other competitive factors. Other factors and risks that may affect the Company's business or future financial results are detailed in the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended February 3, 2007 and the Company's subsequent Quarterly Reports on Form 10-Q filed through the date hereof. These cautionary statements qualify all of the forward-looking statements the Company makes herein. The Company cannot assure you that the results or developments anticipated by the Company will be realized or, even if substantially realized, that those results or developments will result in the expected consequences for the Company or affect the Company, its business or its operations in the way the Company expects. The Company cautions you not to place undue reliance on these forward-looking statements, which speak only as of their respective dates. The Company does not undertake an obligation to update or revise any forward-looking statements to reflect actual results or changes in the Company's assumptions, estimates or projections. These risks should be carefully reviewed before making any investment decision.


                     JOS. A. BANK CLOTHIERS, INC.
                Condensed Consolidated Balance Sheets
                            (In Thousands)
                             (unaudited)


                                    February 3, 2007   August 4, 2007
                                    ----------------  ----------------
ASSETS
CURRENT ASSETS:
   Cash and cash equivalents        $        43,080   $        43,307
   Accounts receivable, net                   5,193             6,458
   Inventories:
      Finished goods                        175,690           186,343
      Raw materials                           7,781             9,214
                                    ----------------  ----------------
      Total inventories                     183,471           195,557
   Prepaid expenses and other
    current assets                           18,560            17,136
                                    ----------------  ----------------
      Total current assets                  250,304           262,458

NONCURRENT ASSETS:
   Property, plant and equipment,
    net                                     117,553           117,818
   Other noncurrent assets                      535               518
                                    ----------------  ----------------
      Total assets                  $       368,392   $       380,794
                                    ================  ================
LIABILITIES AND STOCKHOLDERS'
 EQUITY

CURRENT LIABILITIES:
   Accounts payable                 $        41,683   $        47,916
   Accrued expenses                          63,606            49,637
   Deferred tax liability - current           8,453             8,465
                                    ----------------  ----------------
      Total current liabilities             113,742           106,018

NONCURRENT LIABILITIES:
   Long-term debt                               412               418
   Noncurrent lease obligations              42,053            43,795
   Deferred tax liability -
    noncurrent                                2,595             1,990
   Other noncurrent liabilities               1,356             1,690
                                    ----------------  ----------------
      Total liabilities                     160,158           153,911
                                    ----------------  ----------------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
   Common stock                                 180               181
   Additional paid-in capital                78,101            80,185
   Retained earnings                        130,092           146,656
   Accumulated other comprehensive
    losses                                     (139)             (139)
                                    ----------------  ----------------
      Total stockholders' equity            208,234           226,883
                                    ----------------  ----------------
      Total liabilities and
       stockholders' equity         $       368,392   $       380,794
                                    ================  ================


    Note: The foregoing audited and unaudited Condensed Consolidated Balance Sheets are excerpts from our Condensed Consolidated Financial Statements (as of February 3, 2007 and August 4, 2007) and do not include the Notes, which are considered an integral part thereof. The foregoing unaudited financial information should be read in conjunction with the Company's Quarterly Report on Form 10-Q for the quarterly period ended August 4, 2007 and the Annual Report on Form 10-K for the fiscal year ended February 3, 2007, which were filed with the Securities and Exchange Commission on September 12, 2007 and April 17, 2007, respectively.


                     JOS. A. BANK CLOTHIERS, INC.
             Condensed Consolidated Statements of Income
             (In Thousands, Except Per Share Information)
                             (Unaudited)


                            Three Months Ended     Six Months Ended
                           --------------------- ---------------------
                            July 29,  August 4,   July 29,  August 4,
                              2006       2007       2006       2007
                           ---------- ---------- ---------- ----------

Net sales                  $ 119,098  $ 134,278  $ 232,763  $ 263,811

Cost of goods sold            44,799     50,531     88,713     98,984
                           ---------- ---------- ---------- ----------

Gross profit                  74,299     83,747    144,050    164,827
                           ---------- ---------- ---------- ----------

Operating expenses:
   Sales and marketing        49,545     57,140     96,661    110,921
   General and
    administrative            12,455     13,091     24,655     26,588
                           ---------- ---------- ---------- ----------
Total operating expenses      62,000     70,231    121,316    137,509
                           ---------- ---------- ---------- ----------

Operating income              12,299     13,516     22,734     27,318

Other income (expense):
   Interest income                29        540         52        978
   Interest expense             (276)       (92)      (620)      (193)
                           ---------- ---------- ---------- ----------
Total other income
 (expense)                      (247)       448       (568)       785
                           ---------- ---------- ---------- ----------

Income before provision
 for income taxes             12,052     13,964     22,166     28,103
Provision for income taxes     5,079      5,758      9,332     11,539
                           ---------- ---------- ---------- ----------

Net income                 $   6,973  $   8,206  $  12,834  $  16,564
                           ========== ========== ========== ==========

Earnings per share:
Net income per share:
   Basic                   $    0.39  $    0.45  $    0.72  $    0.92
   Diluted                 $    0.38  $    0.44  $    0.70  $    0.90
Weighted average shares
 outstanding:
   Basic                      18,001     18,127     17,942     18,085
   Diluted                    18,339     18,444     18,343     18,410


    Note: The foregoing unaudited Condensed Consolidated Statements of Income are excerpts from our unaudited Condensed Consolidated Financial Statements for the three and six months ended July 29, 2006 and August 4, 2007 and do not include the Notes, which are considered an integral part thereof. The foregoing unaudited financial information should be read in conjunction with the Company's Quarterly Report on Form 10-Q for the quarterly period ended August 4, 2007, which was filed with the Securities and Exchange Commission on September 12, 2007.


                     JOS. A. BANK CLOTHIERS, INC.
           Condensed Consolidated Statements of Cash Flows
                            (In Thousands)
                             (Unaudited)


                                             Six Months Ended
                                    ----------------------------------
                                     July 29, 2006     August 4, 2007
                                    ----------------  ----------------
Cash flows from operating
 activities:
   Net income                       $        12,834   $        16,564
Adjustments to reconcile net income
 to net cash provided by (used in)
 operating activities:
   Depreciation and amortization              7,542             9,043
   Loss on disposition of property,
    plant and equipment                          14               107
   Increase (decrease) in deferred
    taxes                                       388              (593)
   Net increase in operating
    working capital and other
    components                              (26,832)          (15,453)
                                    ----------------  ----------------

      Net cash provided by (used
       in) operating activities              (6,054)            9,668
                                    ----------------  ----------------

Cash flows from investing
 activities:
   Capital expenditures                     (12,899)          (11,526)
                                    ----------------  ----------------

      Net cash used in investing
       activities                           (12,899)          (11,526)
                                    ----------------  ----------------

Cash flows from financing
 activities:
   Borrowings under long-term
    Credit Agreement                          7,747                 -
   Repayment under long-term Credit
    Agreement                                (6,785)                -
   Proceeds from issuance of long-
    term debt                                   400                 -
   Repayment of other long-term
    debt                                       (478)                -
   Income tax benefit from exercise
    of stock options                          4,964               625
   Net proceeds from exercise of
    stock options                             7,086             1,460
                                    ----------------  ----------------

      Net cash provided by
       financing activities                  12,934             2,085
                                    ----------------  ----------------

Net increase (decrease) in cash and
 cash equivalents                            (6,019)              227

Cash and cash equivalents -
 beginning of year                            7,344            43,080
                                    ----------------  ----------------

Cash and cash equivalents - end of
 year                               $         1,325   $        43,307
                                    ================  ================


    Note: The foregoing unaudited Condensed Consolidated Statements of Cash Flows are excerpts from our unaudited Condensed Consolidated Financial Statements for six months ended July 29, 2006 and August 4, 2007 and do not include the Notes, which are considered an integral part thereof. The foregoing unaudited financial information should be read in conjunction with the Company's Quarterly Report on Form 10-Q for the quarterly period ended August 4, 2007, which was filed with the Securities and Exchange Commission on September 12, 2007.

    CONTACT: JoS. A. Bank Clothiers, Inc., Hampstead, MD
             David E. Ullman,
             EVP/CFO,
             410-239-5715
             or
             Investor Relations Information Request Website
             (http://phx.corporate-ir.net/phoenix.zhtml?c=113815&p=
             irol-inforeq),
             or Voicemail, 410-239-5900
             E-commerce Address for JoS. A. Bank Clothiers, Inc.:
             www.josbank.com